UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2005

Asyst Technologies, Inc.

(Exact Name of Registrant, as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	000-22430 (Commission File Number)	94-2942251 (IRS Employer Identification Number)

48761 Kato Road, Fremont, California (Address of Principal Executive Offices)	94538 (Zip Code)

Registrant’s telephone number, including area code: (510) 661-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
SIGNATURES

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of February 18, 2005, the Registrant’s board of directors approved a change in the Registrant’s fiscal year end, from the current fiscal year ending on the last Saturday in March to the new fiscal year ending on March 31. This change is to be effective in conjunction with the current fiscal year 2005. Accordingly, the current fiscal year 2005, and current fiscal fourth quarter, will close on March 31, 2005. The new fiscal year 2006 will commence on April 1, 2005, and the closing dates for the first three fiscal quarters of fiscal year 2006 and thereafter are adjusted accordingly as follows: the first fiscal quarter shall close on June 30th, the second fiscal quarter shall close on September 30, and the third fiscal quarter shall close on December 31. Pursuant to Rule 13a-10d(1) of the Securities Exchange Act of 1934, the Registrant’s annual report on Form 10-K for fiscal year 2005 shall cover the transition period from March 27, 2005 to March 31, 2005, and no separate transition report will be filed.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASYST TECHNOLOGIES, INC.
Date: February 22, 2005	By:	/s/ Steve Debenham
Steve Debenham
Vice President, Secretary and General Counsel